Exhibit 1.2

SUNOCO, INC.

(“Company”)

Debt Securities

TERMS AGREEMENT

March 26, 2009

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019,

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

and

J.P. Morgan Securities, Inc.

270 Park Avenue

New York, New York 10017

As Representatives of the Underwriters identified herein

Dear Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement dated March 26, 2009, which is incorporated by reference in the Company’s registration statement on Form S-3 (No. 333-155169) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms (unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined):

Title: 9.625% Notes due April 15, 2015.

Principal Amount: $250,000,000.

Interest: 9.625% per annum, from March 31, 2009 payable semiannually on April 15 and October 15, commencing October 15, 2009, to holders of record on the preceding April 1 and October 1, as the case may be.

Maturity: April 15, 2015.

Optional Redemption: The Offered Securities will be redeemable in whole or in part, at the Company’s option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Offered Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the prospectus supplement) on the

Offered Securities, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the prospectus supplement) plus 50 basis points, plus accrued interest on the principal amount being redeemed to the redemption date.

Sinking Fund: Not Applicable.

Listing: Not Applicable.

Delayed Delivery Contracts: None.

Purchase Price: 98.829% of principal amount, plus accrued interest, if any, from March 31, 2009.

Expected Reoffering Price: 99.429% of principal amount, subject to change by the undersigned.

Closing: 9:00 A.M. (New York time) on March 31, 2009, at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, in Federal (same day) funds.

Settlement and Trading: Book-Entry Only via DTC.

Blackout: The Company will not issue any additional debt securities denominated in U.S. dollars prior to March 31, 2009.

Name and Address of Representatives:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: Investment Grade Syndicate

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Investment Grade Syndicate Desk

J.P. Morgan Securities Inc.

270 Park Avenue – 8 th Floor

New York, New York 10017

Attention: High Grade Syndicate Desk

The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Securities will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954 at

least 24 hours prior to the Closing Date. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Preliminary Prospectus and the Final Prospectus consists of the concession and reallowance figures appearing in the fourth paragraph and the information regarding stabilization and penalty bids appearing in the sixth, seventh and eighth paragraphs under the caption “Underwriting” in the prospectus supplement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SUNOCO, INC.

By	/s/ Michael J. Colavita
Name:	Michael J. Colavita
Title:	Treasurer

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Joseph C. Lance
Name:	Joseph C. Lance
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature page to Terms Agreement]

SCHEDULE 1

None

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-155169

PRICING TERM SHEET
Issuer:	Sunoco, Inc.
Principal Amount:	$250,000,000
Title of Securities:	9.625% Notes due April 15, 2015
Trade Date:	March 26, 2009
Original Issue Date (Settlement Date):	March 31, 2009 (T + 3)
Maturity Date:	April 15, 2015
Yield to Maturity:	9.750%
Spread to Benchmark Treasury:	+800.3 basis points
Benchmark Treasury:	1.875% due February 28, 2014
Benchmark Treasury Price:	100 – 19 1/4
Benchmark Treasury Yield:	1.747%
Public Offering Price:	99.429%
Coupon:	9.625%
Interest Payment Dates:	Semiannually on April 15 and October 15, commencing on October 15, 2009
Redemption Provision:	Make-whole call at the Treasury Rate plus 50 basis points
Anticipated Ratings:	Baa2/BBB/BBB (Moody’s/S&P/Fitch)
CUSIP/ISIN:	86764P AE9 / US86764PAE97

Joint Book-Running Managers:
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.

Senior Co-Managers:	Banc of America Securities LLC
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
UBS Securities LLC
Wachovia Capital Markets, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
Mizuho Securities USA Inc.
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (i) Barclays Capital Inc. toll-free at 1-888-227-2275 (ext. 2663), (ii) Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or (iii) J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE A

Underwriter	Principal Amount
Barclays Capital Inc.	$57,750,000
Credit Suisse Securities (USA) LLC .	$57,750,000
J.P. Morgan Securities Inc.	$57,750,000
Banc of America Securities LLC	$6,750,000
Citigroup Global Markets Inc.	$6,750,000
Greenwich Capital Markets, Inc.	$6,750,000
KeyBanc Capital Markets Inc.	$6,750,000
Mitsubishi UFJ Securities (USA), Inc.	$6,750,000
PNC Capital Markets LLC	$6,750,000
UBS Securities LLC	$6,750,000
Wachovia Capital Markets, LLC	$6,750,000
BNY Mellon Capital Markets, LLC	$3,250,000
Calyon Securities (USA) Inc.	$3,250,000
Mizuho Securities (USA) Inc.	$3,250,000
Scotia Capital (USA) Inc.	$3,250,000
SunTrust Robinson Humphrey, Inc.	$3,250,000
The Williams Capital Group, L.P.	$3,250,000
U.S. Bancorp Investments, Inc.	$3,250,000
Total	$250,000,000